EXHIBIT 99.1

374Water Nearly Triples Q1 2023 Revenue while Building Pipeline of Prospects for Next Commercial Units

Company successfully demonstrated its technology to over 400 attendees

DURHAM, NC / ACCESSWIRE / May 9, 2023 / 374Water Inc. (NASDAQ:SCWO), a global social impact and cleantech company offering a revolutionary commercial waste management solution for the environment, today provides a business update and reports its financial results for the quarter ended March 31, 2023.

"This quarter was marked by progress in building our pipeline of prospective customers that witnessed our first commercial AirSCWO™ 6 system that was purchased by Orange County Sanitation District," said Kobe Nagar, 374Water Chairman and CEO. "The addressable market for our technology is significant and, looking ahead, our focus is on soundly scaling our business to meet demand in line with our commitment to create a world without waste through development of commercial solutions for environmental preservation."

"During the quarter, we saw an opportunity to utilize our at-the-market equity tool to raise capital to meet the growing market demand," said Israel Abitbol, 374Water Chief Financial Officer. "Our goal is to efficiently scale our business in line with the opportunity we see, while taking steps toward improved margins and profitability."

Financial Highlights

●	Revenue for the quarter ended March 31, 2023 was $801,000, compared to $273,000 for the same period in 2022, an increase of 193%.
○	2023 revenue was due to manufacturing assembly services while 2022 revenue was primarily due to consulting and advisory services.
●	At the same time, the Company managed its Cost of Goods Sold to generate a 222% increase in its Gross Profit compared to the period ended March 31, 2022.
●	Total Operating Expenses increased as the Company makes strides in building its pipeline while commercializing and improving its technology:
○	Research and Development expenses increased from $186,000 to $356,000, primarily a result of the increase in engineering costs related to commercializing our system.
○	Compensation-related expenses grew to $719,000 from $301,000 primarily due to increased payroll and benefit expenses as a result of growing active projects.
○	General and administrative expenses increased to $586,000 from $261,000 primarily as a result of increased insurance costs and public company expenses.

Capital Structure

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As of March 31, 2023 we had working capital of $13,966,018 compared to working capital of $7,060,511 at December 31, 2022. This increase in working capital is due primarily to share issuances under the Company's the-market common stock offering.

Operational Highlights

●

The Company successfully demonstrated its AirSCWO™ supercritical water oxidation (SCWO) technology during SCWO week at its manufacturing partner's facility in Indiana. The event showcased the company's revolutionary waste management solution to hundreds of prospective customers, along with analysts and investors. The 3-day event, attended by over 400 guests featured a demonstration of the first commercial unit (Ana), set to be deployed in Orange County, CA, later this year. Attendees included over 200 potential customers, and several municipalities, representing over 10 countries.

●

374Water participated in the United Nations 2023 Water Conference and hosted an accredited side event. During the conference, the Company hosted its own "Future of PFAS, Waste and Clean Water" expert panel in the Nasdaq Boardroom.

For more on AirSCWO™ or about our team, visit 374Water.com or follow us on LinkedIn and Twitter.

About 374Water

374Water Inc. (Nasdaq:SCWO), is a global cleantech, social impact company whose mission is to preserve a clean and healthy environment that sustains life. We are pioneering a new era of sustainable waste management that supports a circular economy and enables organizations to achieve their environmental, social, and governance (ESG) and sustainability goals. Follow us on LinkedIn and Twitter.

Cautionary Language

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning.

Investor Contact:

Heather Crowell

ir@374water.com

Media Contact:

Christian Rizzo

media@374water.com

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374Water Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

March 31, 2023 (Unaudited) and December 31, 2022

	2023	2022
Assets
Current Assets:
Cash	$9,153,161	4,046,937
Accounts receivable, net of allowance of $191 and $0	26,188	-
Unbilled accounts receivable	1,672,454	918,164
Other accounts receivable	308,374	-
Inventory	1,788,019	1,660,710
Investments	1,960,761	1,944,464
Prepaid expenses	130,170	153,455
Total Current Assets	15,039,127	8,723,730
Long-Term Assets:
Equipment, net	140,857	143,079
Intangible asset, net	1,035,817	1,050,022
Total Long-Term Assets	1,176,674	1,193,101
Total Assets	$16,215,801	9,916,831

Liabilities and Stockholders` Equity
Current Liabilities:
Accounts payable and accrued expenses	$868,000	1,449,582
Deferred revenue	205,109	200,109
Other liabilities	-	13,528
Total Current Liabilities	1,073,109	1,663,219
Total Liabilities	1,073,109	1,663,219
Stockholders` Equity
Preferred stock: 50,000,000 convertible Series D preferred shares authorized; par value $0.0001 per share, nil issued and outstanding at March 31, 2023 and December 31, 2022	-	-

Common stock : 200,000,000 common shares authorized, par value $0.0001 per share, 128,840,421 and 126,702,545 shares outstanding at March 31, 2023 and December 31, 2022, respectively	12,883	12,669
Additional paid-in capital	24,619,639	16,110,221
Accumulated (deficit)	(9,490,325)	(7,849,982)
Accumulated other comprehensive loss	495	(19,296)
Total Stockholders` Equity	15,142,692	8,253,612
Total Liabilities and Stockholders` Equity	$16,215,801	9,916,831

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374Water, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the three months ended March 31, 2023 and 2022

(Unaudited)

	Three months ended March 31,
	2023	2022

Revenue	$801,458	273,231
Cost of goods sold	720,146	247,986
Gross profit	81,312	25,245
Operating Expenses
Research and development	355,905	185,653
Compensation and related expenses	718,760	301,235
Professional fees	99,572	150,658
General and administrative	585,659	261,403
Total Operating Expenses	1,759,896	898,950

Loss from Operations	(1,678,584)	(873,705)

Other Income (Expense)
Interest income	37,859	840
Other income	382	7
Total Other Income (Expense)	38,241	847
Net Loss before Income Taxes	(1,640,343)	(872,858)
Provision for Income Taxes	-	-

Net Loss	$(1,640,343)	(872,858)

Other comprehensive loss
Change in foreign currency translation	824	-
Change in unrealized loss on marketable securities	18,967	-
Total other comprehensive loss	19,791	-

Total comprehensive loss	(1,620,552)	(872,858)
Net Loss per Share - Basic and Diluted	$(0.01)	(0.01)

Weighted Average Common Shares Outstanding - Basic and Diluted	127,146,695	126,499,142

4

374Water Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the three months ended March 31, 2023 and 2022 (Unaudited)

	2023	2022
Cash Flows from Operating Activities
Net loss	$(1,640,343)	(872,858)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	29,105	16,458
Stock based compensation	214,924	97,558
Change in foreign currency translation	824	-

Changes in operating assets and liabilities:
Accounts receivable	(26,188)	-
Unbilled accounts receivable	(754,290)	-
Other accounts receivable	(308,374)	-
Inventory	(127,309)	-
Prepaid expenses	23,285	(50,599)
Accounts payable and accrued expenses	(581,582)	81,059
Deferred revenue	5,000	763,333
Other liabilities	(13,528)	(20,238)

Cash Provided by (Used In) Operating Activities	(3,178,476)	115,911

Cash Flows from Investing Activities
Purchase of equipment	(7,303)	(3,291)
Increase in intangible assets	(2,705)	-

Cash Provided by (Used In) Investing Activities	(10,008)	(3,291)

Cash Flow from Financing Activities
Proceeds from the issuance of common stock	8,294,708	-

Cash Provided by Financing Activities	8,294,708	-

Net Increase in Cash	5,106,224	112,620
Cash, Beginning of the Period	4,046,937	11,131,175
Cash, End of the Period	$9,153,161	11,243,795

NON-CASH FINANCING ACTIVITIES
Conversion of preferred stock to common stock	$-	133

SOURCE: 374Water Inc.

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